UNIFIED SERIES TRUST

AMENDMENT TO THE

CUSTODY AGREEMENT

THIS AMENDMENT dated as of the last date in the signature block, to the Custody Agreement, dated as of September 23, 2005, as amended (the "Agreement"), is entered by and between UNIFIED SERIES TRUST, an Ohio business trust (the "Trust") and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into a Custody Agreement; and

WHEREAS, the Trust and the Custodian desire to amend said Agreement to add the following fund:

•	Q India Equity Fund

WHEREAS, the Trust and the Custodian desire to add fees for the above mentioned fund; and

WHEREAS, Article XIV, Section 14.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

•	Exhibit C of the Agreement is hereby superseded and replaced with Exhibit C attached hereto.
•	Exhibit K is hereby added for the fund listed above.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

unified series trust                                    U.S. BANK NATIONAL ASSOCIATION

By: _/s/ Martin R. Dean_______________                By: ___/s/ Gregory Farley______________

Name:__Martin R. Dean______________                Name:__Greg Farley_________________

Title: President                                                          Title: Senior Vice President

Date: ___September 9, 2024__________                 Date: ___September 9, 2024____________

Exhibit C

to the

Custody Agreement

Fund Names

Separate Series of Unified Series Trust

Name of Series	Date Added
Appleseed Fund	On or about 07/01/11
Silk Invest New Horizons Frontier Fund	On or about 04/06/18
Absolute Capital Opportunities Fund	On or about 09/11/23
Absolute Convertible Arbitrage Fund	On or about 09/11/23
Absolute Flexible Fund	On or about 09/11/23
Absolute Strategies Fund	On or about 09/11/23
Efficient Enhanced Multi-Asset Fund	On or about 07/05/24
Q India Equity Fund

EXHIBIT K to the Custody Agreement

Name of Series

Q India Equity Fund

Custody Services Fee Schedule

REDACTED